Exhibit 99.1

ATEC Reports Third Quarter 2022 Financial Results

Total revenue grew 43% to $90 million, including surgical revenue growth of 53%

EOS revenue of $11 million

Adjusted EBITDA improved significantly, both year-over-year and sequentially

CARLSBAD, Calif., November 3, 2022 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended September 30, 2022, and recent corporate highlights.

Third Quarter and Full-Year 2022 Financial Results

Quarter Ended September 30, 2022
Total revenue	$90 million
GAAP gross margin	66%
Non-GAAP gross margin	71%
Operating expenses	$94 million
Non-GAAP operating expenses	$78 million
GAAP operating loss	($35) million
Non-GAAP adjusted EBITDA	($6) million
Ending cash balance	$106 million

Recent Highlights

•
Enhanced lateral sophistication from L3 to S1, applying learnings from the prone transpoas (PTP™) approach to evolve the lateral transpsoas (LTP™) procedure and develop a Midline ALIF™ approach;
•
Launched ATEC’s first expandable interbody and Sigma Medialized access technology to advance the minimally-invasive (MIS) posterior approach, which can integrate with PTP to address L5-S1;
•
Drove a 32% increase in surgical volume and a 22% increase in users compared to prior year, and hosted approximately 150 surgeons at training events;
•
Achieved operating cost leverage with adjusted EBITDA margin increasing approximately 870 basis points compared to prior year and approximately 290 basis points sequentially;
•
Closed $50 million revolving credit facility with $25 million accordion feature.

“We are executing on our innovation and financial commitments and I am confident we can continue to do so in the years ahead,” said Pat Miles, Chairman and Chief Executive Officer. “During the third quarter, ATEC’s Organic Innovation Machine introduced multiple outcome-improving approaches and technologies, which were enthusiastically received. It is increasingly clear: surgeons are buying in to our clinical thesis which will go well beyond lateral.”

Financial Outlook for the Full-Year 2022

The Company expects total revenue of $340 million for the fiscal year ended December 31, 2022, in line with the 40% full-year growth rate previewed in conjunction with the release of preliminary third quarter financial results. This includes surgical revenue growth of approximately 39% and $46 million of EOS revenue.

Financial Results Webcast

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations Section of ATEC’s Corporate Website.

To dial in to the webcast, please register via this link.

A replay of the webcast will remain available through the Investor Relations Section of ATEC’s Corporate Website for twelve months. In addition, a dial-in replay will be available beginning two hours after the webcast’s completion through November 10, 2022. Access the replay by dialing (800) 770-2030 and referencing conference ID number 97241.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation Machine™ is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth and financial outlook; planned product launches, introductions, regulatory submissions or clearances; efforts to transform sales and distribution channels; the Company’s ability to compel surgeon adoption; and the Company’s future ability to finance its operations and sufficiency of its cash runway.  Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products or with emerging technologies; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
(unaudited)
Revenue:
Revenue from products and services	$89,839	$62,735	$244,908	$168,336
Revenue from international supply agreement	—	145	15	914
Total revenue	89,839	62,880	244,923	169,250
Cost of sales	30,323	23,266	80,715	56,713
Gross profit	59,516	39,614	164,208	112,537
Operating expenses:
Research and development	12,111	9,391	32,429	23,031
Sales, general and administrative	75,954	61,494	218,093	162,578
Litigation-related expenses	3,602	1,209	16,629	5,711
Amortization of acquired intangible assets	2,774	2,012	7,181	3,392
Transaction-related expenses	—	373	120	6,156
Restructuring expenses	45	256	1,704	1,587
Total operating expenses	94,486	74,735	276,156	202,455
Operating loss	(34,970)	(35,121)	(111,948)	(89,918)
Interest and other expense, net:
Interest expense, net	(1,285)	(1,272)	(4,176)	(5,604)
Loss on debt extinguishment, net	—	(7,434)	—	(7,434)
Other (expense) income, net	(615)	886	(578)	(1,020)
Total interest and other expense, net	(1,900)	(7,820)	(4,754)	(14,058)
Net loss before taxes	(36,870)	(42,941)	(116,702)	(103,976)
Income tax provision	129	90	461	163
Net loss	$(36,999)	$(43,031)	$(117,163)	$(104,139)
Net loss per share, basic and diluted	$(0.35)	$(0.43)	$(1.14)	$(1.09)
Weighted average shares outstanding, basic and diluted	104,804	99,571	102,561	95,204
Stock-based compensation included in:
Cost of sales	$735	$310	$1,440	$489
Research and development	1,653	1,440	3,987	2,602
Sales, general and administrative	8,689	9,004	25,037	23,633
	$11,077	$10,754	$30,464	$26,724

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$106,112	$187,248
Accounts receivable, net	50,723	41,893
Inventories	102,159	91,703
Prepaid expenses and other current assets	9,718	10,313
Total current assets	268,712	331,157
Property and equipment, net	98,908	87,401
Right-of-use assets	28,451	25,283
Goodwill	37,593	39,689
Intangible assets, net	79,738	85,274
Other assets	2,881	3,249
Total assets	$516,283	$572,053

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$33,374	$25,737
Accrued expenses and other current liabilities	61,741	55,549
Contract liabilities	12,293	15,255
Short-term debt	13,550	342
Current portion of operating lease liabilities	4,529	4,212
Total current liabilities	125,487	101,095
Total long-term liabilities	389,762	367,933
Redeemable preferred stock	23,603	23,603
Stockholders' (deficit) equity	(22,569)	79,422
Total liabilities and stockholders' (deficit) equity	$516,283	$572,053

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
(unaudited)
Gross profit, GAAP	$59,516	$39,614	$164,208	$112,537
Add: amortization of intangible assets	28	270	37	806
Add: stock-based compensation	735	310	1,440	489
Add: purchase accounting adjustments on acquisitions	347	2,577	784	4,340
Add: excess and obsolete write-down	2,923	2,525	7,023	6,842
Non-GAAP gross profit	$63,549	$45,296	$173,492	$125,014
Gross margin, GAAP	66.2%	63.0%	67.0%	66.5%
Add: amortization of intangible assets	0.0%	0.4%	0.0%	0.5%
Add: stock-based compensation	0.8%	0.5%	0.6%	0.3%
Add: purchase accounting adjustments on acquisitions	0.4%	4.1%	0.3%	2.6%
Add: excess and obsolete write-down	3.3%	4.0%	2.9%	4.0%
Non-GAAP gross margin	70.7%	72.0%	70.8%	73.9%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
(unaudited)
Operating expenses, GAAP	$94,486	$74,735	$276,156	$202,455
Adjustments:
Stock-based compensation	(10,342)	(10,444)	(29,024)	(26,235)
Litigation-related expenses	(3,602)	(1,209)	(16,629)	(5,711)
Amortization of intangible assets	(2,774)	(2,012)	(7,181)	(3,392)
Transaction-related expenses	—	(373)	(120)	(6,156)
Restructuring expenses	(45)	(256)	(1,704)	(1,587)
Non-GAAP operating expenses	$77,723	$60,441	$221,498	$159,374

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
(unaudited)
Operating loss, GAAP	$(34,970)	$(35,121)	$(111,948)	$(89,918)
Depreciation	8,010	5,311	22,601	13,788
Amortization of intangible assets	2,802	2,281	7,218	4,198
EBITDA	(24,158)	(27,529)	(82,129)	(71,932)
Add back significant items:
Stock-based compensation	11,077	10,754	30,464	26,724
Purchase accounting adjustments on acquisitions	347	2,577	784	4,340
Excess & obsolete write-down	2,923	2,525	7,023	6,842
Litigation-related expenses	3,602	1,209	16,629	5,711
Transaction-related expenses	—	373	120	6,156
Restructuring expenses	45	256	1,704	1,587
Adjusted EBITDA	$(6,164)	$(9,835)	$(25,405)	$(20,572)